UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2014

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 2.02	Results of Operations and Financial Condition.

On August 21, 2014, Aéropostale, Inc. (the “Company”) issued a press release announcing second quarter of fiscal 2014 earnings results. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated into this Item 2.02 by reference.

The information under this Item in this Current Report on Form 8-K, including the Exhibits 99.1, 99.2 and 99.3 attached hereto is being furnished to the Securities and Exchange Commission, shall not be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference into any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 18, 2014 (the “Effective Date”), Aéropostale, Inc. (the “Company”) entered into an Employment Agreement with Julian R. Geiger (the “Employment Agreement”) pursuant to which he will serve as the Company’s Chief Executive Officer. The Employment Agreement, which has a three-year term (the “Term”), provides that Mr. Geiger will be nominated to serve on the Company’s Board of Directors (the “Board”) at each annual meeting of the Company’s stockholders during the Term. Mr. Geiger, 69, previously served as the Company’s Chairman and Chief Executive Officer from August 1998 to February 2010, and thereafter continued to serve as Chairman of the Board and as a part-time advisor to the Company until February 2012. On May 23, 2014, in connection with the Company’s strategic transaction with Sycamore Partners and the related issuance of the Series B Preferred Stock, par value $0.01 per share, Mr. Geiger was appointed to serve on the Board as a Series B holders designee.

The Employment Agreement provides for a base salary of $1,500,000 per year, subject to annual review for potential increases. The Employment Agreement also provides for a special performance based bonus. If, during any consecutive 90 calendar day period during the 3rd year of the Term the average closing price per share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) is $15.93 or higher, Mr. Geiger will be entitled to a performance-based cash bonus equal to 2% of the amount, if any, by which the Company’s average market capitalization during the period with the highest 90 day average stock price during the 3rd year of the Term exceeds $255,360,600 (the “Effective Date Market Cap”). If prior to the achievement of such performance metric (but not during the first 90 days of the Term), Mr. Geiger’s employment is terminated by the Company without Cause, by Mr. Geiger for Good Reason, upon Mr. Geiger’s death or by the Company due to his Disability, or there is a Change of Control (each a “Qualifying Event”), and as of the date of such Qualifying Event the Common Stock price exceeds $3.24, then, the amount of the performance-based cash bonus will instead be 2% of the amount, if any, by which the Company’s average market capitalization over the 30 calendar day period immediately preceding the Qualifying Event exceeds the Effective Date Market Cap.

On the Effective Date, Mr. Geiger received an award of options to purchase 2,000,000 shares of Common Stock and on March 2015, subject to his continued employment, will receive an additional award of options to purchase 1,500,000 shares of Common Stock, in each case, with an exercise price per share equal to the closing price of the Common Stock on the applicable grant date. All of the options will vest 1/3 on the first, second and third anniversary of the Effective Date, subject to Mr. Geiger’s continued service through each applicable vesting date, subject to accelerated vesting upon a Qualifying Event. The options will generally have a term of seven years from date of grant regardless of Mr. Geiger’s status as an employee.

Mr. Geiger is eligible to receive certain severance benefits. He is entitled to a lump sum cash payment equal to the greater of two times base salary and the base salary otherwise payable for the remainder of the Term in the case of a termination without Cause or for Good Reason. In the event of a termination without Cause or for Good Reason within 120 days prior to a Change of Control (“Pre-CIC Period”) or on or within two years following of a Change of Control Mr. Geiger is entitled to a lump sum cash payment equal to three times base salary (reduced by any severance payment paid during the Pre-CIC Period).

In either case, subject to his election of COBRA and continued payment of premiums at the active employee rate, the Company will pay the remainder of the COBRA premiums during the period Mr. Geiger (or his dependents) is eligible for COBRA, or if earlier, his becoming eligible for coverage from a subsequent employer. Any entitlement to severance and certain other payments and benefits is subject to the execution of a mutual release.

Any payments and benefits payable to Mr. Geiger upon a Change of Control will be reduced to the highest amount payable without triggering the golden parachute excise tax under Section 4999 of the Internal Revenue Code, but only if, following the reduction, Mr. Geiger would retain a greater amount of net after-tax payments than if no reduction were made.

Mr. Geiger will be subject to restrictive covenants while employed and following his termination of employment, including restrictions against competition and soliciting employees, clients or customers of the Company for two years following his termination of employment.

The terms “Cause”, “Good Reason”, “Disability” and “Change of Control” are defined in the Employment Agreement. The foregoing summary of the material terms of the Employment Agreement is qualified in its entirety by the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Board and Thomas P. Johnson have mutually agreed that Mr. Johnson will step down as Chief Executive Officer of the Company and will no longer serve as a member of the Board, effective as of August 18, 2014. Mr. Johnson will be entitled to receive his severance amounts and other items pursuant to his employment agreement with the Company and the Company’s early retirement policy.

In accordance with the Amended and Restated By-Laws of the Company, the Board approved the decrease of the size of the Board from 13 to 12 members, effective upon Mr. Johnson ceasing to be a member of the Board as of August 18, 2014.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits

	10.1	Employment Agreement, by and between the Company and Julian R. Geiger, dated as of August 18, 2014
	99.1	Press release, dated August 21, 2014, announcing second quarter of fiscal 2014 earnings results
	99.2	Presentation of results for the second quarter of fiscal 2014 made available by Aéropostale, Inc. with the Press Release issued on August 21, 2014
	99.3	Press Release, dated August 18, 2014, announcing Julian R. Geiger as new CEO

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/ Marc D. Miller
Marc D. Miller
Executive Vice President - Chief Financial Officer

Dated: August 21, 2014

Exhibit Index

Exhibit No.	Exhibit
10.1	Employment Agreement, by and between the Company and Julian R. Geiger, dated as of August 18, 2014
99.1	Press release, dated August 21, 2014, announcing second quarter of fiscal 2014 earnings results
99.2	Presentation of results for the second quarter of fiscal 2014 made available by Aéropostale, Inc. with the Press Release issued on August 21, 2014
99.3	Press Release, dated August 18, 2014, announcing Julian R. Geiger as new CEO